UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BRE Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945	COMPANY #
BRE PROPERTIES, INC. ANNUAL MEETING OF SHAREHOLDERS Tuesday, May 18, 2010 10:00 a.m. PDT Palace Hotel 2 New Montgomery Street San Francisco, CA 94105

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on May 18, 2010.

Notice is hereby given that the 2010 Annual Meeting of Shareholders of BRE Properties, Inc. (the “Company”) will be held at the Palace Hotel, 2 New Montgomery Street, San Francisco, CA 94105 on Tuesday, May 18, 2010 at 10:00 a.m. PDT for the following purposes:

(1)	to elect eleven Directors, whose term of office expires at the Annual Meeting, to serve until the Annual Meeting of Shareholders of the Company to be held in calendar year 2011, and until their respective successors are duly elected and qualified;

(2)	to consider and vote upon a proposal to approve an amendment to the Amended and Restated 1999 BRE Stock Incentive Plan to increase the maximum number of shares reserved for issuance thereunder from 4,500,000 shares to 5,250,000 shares (a copy of the proposed amendment is attached as Annex D to the Company’s proxy statement for the Annual Meeting);

(3)	to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company; and

(4)	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

The Board of Directors has fixed the close of business on March 18, 2010 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose germane to the meeting at the Company’s executive offices, 525 Market Street, 4th Floor, San Francisco, CA 94105, during normal business hours during the ten days prior to the Annual Meeting. The list of shareholders will also be available for inspection at the Annual Meeting. Shareholders of record as of the record date are encouraged and cordially invited to attend the Annual Meeting. To obtain directions for attending the Annual Meeting and voting in person, please call BRE’s Investor Relations Department at 415-445-6550.

By Order of the Board of Directors

Kerry Fanwick

Corporate Secretary

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The company’s 2010 proxy statement (including all attachments thereto); the company’s annual report to shareholders, which consists of the company’s annual report on form 10-K for the year ended December 31, 2009; and any amendments to the foregoing materials that are required to be furnished to shareholders are available at www.breproperties.com/proxy

If you want to receive a paper copy or an e-mail with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before May 6, 2010 to facilitate timely delivery.

You may immediately vote your proxy on the Internet at:

www.eproxy.com/bre

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 17, 2010.

•	Please have this notice and the last four digits of your Social Security Number or Tax Identification Number available. Follow the instructions to vote your proxy.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card,

proxy statement and annual report, please have this notice available and contact us via:

Internet – Access the Internet and go to www.ematerials.com/bre. Follow the instructions to log in, and order copies.

Telephone – Call us free of charge at 866.697.9377 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at ep@ematerials.com with “BRE Materials Request” in the subject line. The email must include:

•	The 3-digit company # and the 11-digit control # located in the box in the upper right hand corner on the front of this notice.

•	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

•	If you choose email delivery you must include the email address.

•	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Tax ID number in the email.